Exhibit 10.1

Grant No.:

ACCELLENT INC.
(formerly UTI CORPORATION, and formerly MDMI HOLDINGS, INC.)
2000 STOCK OPTION AND INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Accellent Inc., a Maryland corporation (the “Company”), hereby grants shares of its common stock, $.01 par value, (the “Stock”) to the Grantee named below.  The terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company’s 2000 Stock Option and Incentive Plan (the “Plan”).

Grant Date:                            , 2005

Name of Grantee:

Grantee’s Social Security Number:             -        -

Number of Shares Covered by Grant:

Purchase Price per Share:  $          .

Vesting Start Date:                                ,

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:
(Signature)

Company:
(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

Restricted Stock/ Nontransferability

This grant is an award of Stock in the number of shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below (“Restricted Stock”). The purchase price for the Restricted Stock is deemed paid by your services to the Company. To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Issuance and Vesting

The Company will issue your Restricted Stock in your name as of the Grant Date. One hundred percent (100%) of the total number of shares covered by this grant, as shown on the cover sheet, will vest on the four-year anniversary of the Vesting Start Date (“Anniversary Date”), provided you then continue in Service. For the purpose of this Agreement, Service means service with the Company or an affiliate as an employee or consultant.

Upon the completion of an Initial Public Offering (as defined below), all of the shares of Stock subject to this grant shall become immediately vested. For the purposes of this Agreement, the term “Initial Public Offering” shall mean the closing of a firm commitment underwritten initial public offering of Stock of the Company that is effected pursuant to a registration statement filed and declared effective by the Securities and Exchange Commission (or any successor thereof) under the securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 18 of the Plan contains a description of certain events involving a change in control of the company which may cause vesting of your grant to accelerate. Notwithstanding any other provision contained in the Plan to the contrary, the exceptions in the last sentence of Section 18.3 of the Plan shall not be applicable to the Restricted Stock if the Restricted Stock becomes immediately vested under the first sentence of Section 18.3 upon a Change of Control as defined in Section 2.5(ii) and Section 2.5(iii) of the Plan.

No additional shares of Stock will vest after your Service has terminated for any reason.

Regular Termination	If your Service terminates for any reason then the unvested portion of your grant will expire immediately upon your termination.

Escrow

The certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. The deposited certificates shall remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of shares of Stock delivered in escrow to the Secretary of the Company.

All regular cash dividends on the Stock (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company’s outstanding common stock as a class effected without receipt of consideration, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Stock shall be immediately delivered to the Secretary of the Company to be held in escrow hereunder, but only to the extent the Stock is at the time subject to the escrow requirements hereof.

The shares of Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for cancellation:

• When your interest in the shares vests as described above, the certificates for such vested shares shall be released from escrow and delivered to you, at your request;

• Upon termination of your Service, any escrowed shares in which you are at the time vested shall be promptly released from escrow.

Upon your termination of Service, the escrowed certificates for such unvested shares shall be surrendered to the Company for cancellation, and you shall have no further rights with respect to such shares of Stock.

Withholding Taxes

You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Stock acquired under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

Section 83(b) Election

Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Stock described above. You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Market Stand-off Agreement

In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such underwritten offering of the Company’s securities, you (or your transferee) agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Stock acquired pursuant to this grant (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

Right of First Refusal

You may not sell, pledge, assign, gift, transfer, or otherwise dispose of any shares of Stock acquired pursuant to this grant to any person or entity without first offering such shares to the Company for purchase on the same terms and conditions as those offered the proposed transferee. The Company may assign its right of first refusal under this Agreement, in whole or in part, to (1) any holder of stock or other securities of the Company (a “Stockholder”), (2) any affiliate or (3) any other person or entity that the Board determines has a sufficient relationship with or interest in the Company. The Company shall give reasonable written notice to you of any such assignment of its rights. The restrictions of this Agreement re-apply to any person to whom Stock that was originally acquired pursuant to this grant is sold, pledged, assigned, bequeathed, gifted, transferred or otherwise disposed of, without regard to the number of such subsequent transferees or the manner in which they acquire the Stock, but the restrictions of this Agreement do not apply to a transfer of Stock that occurs as a result of your death or the death of any subsequent transferee (but shall apply to the executor, the administrator or personal representative, the estate, and the legatees, beneficiaries and assigns thereof).

Company Repurchase Rights

Upon the termination of your employment or other relationship with the Company or an affiliate, the Company shall have the right, for a period of up to twelve months following such termination, to repurchase any or all of the shares acquired by you or your transferee pursuant to this grant (including shares that were previously transferred pursuant to this Agreement), at a price equal to the fair market value, as defined below, of such shares on the date of termination. In the event that the Company determines that it cannot or will not exercise its rights to purchase Stock under this Agreement, in whole or in part, the Company may assign its rights, in whole or in part, to (1) any Stockholder, (2) any affiliate or (3) any other person or entity that the Board determines has a sufficient relationship with or interest in the Company. The Company shall give reasonable written notice to the individual of any assignment of its rights.

Installment Payments

In the case of any purchase of Stock under this Agreement, at the option of the Company or its permitted assignee, the Company or its permitted assignee may pay you, the transferee of the Stock or other registered owner of the Stock the purchase price in three or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made. The Company or its permitted assignee shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

Publicly Traded Stock

If the Stock is listed on an established national or regional stock exchange or is admitted to quotation on the National Association of Securities Dealers Automated Quotation System or is publicly traded in an established securities market the right of first refusal and company purchase right shall terminate as of the first date that the Stock is so listed, quoted or publicly traded.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of shares covered by this grant may be adjusted pursuant to the Plan. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends	All certificates representing the Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY

SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION OR QUALIFICATION THEREOF UNDER SUCH ACT AND SUCH APPLICABLE STATE OR OTHER JURISDICTION’S SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.”

Forfeiture of Rights

If you should take actions in competition with the Company, the Company shall have the right to cause a forfeiture of your rights, including, but not limited to, the right to cause you to forfeit: (i) any outstanding Restricted Stock and (ii) any gain recognized by you upon the vesting in the Restricted Stock during the period commencing twelve (12) months prior to your termination of employment or other relationship with the Company due to taking actions in competition with the company and ending twelve (12) months following such termination of employment or other relationship. Unless otherwise specified in an employment or other agreement between the Company and you, you take actions in competition with Company if you directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or are a proprietor, director, officer, stockholder, member, partner or any employee or agent of, or a consultant to any business, firm, corporation, partnership or other entity which competes with any business in which the Company or any of its affiliates is engage during your employment or other relationship with the Company or its affiliates or at the time of your termination of employment or other relationship.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Consent to Electronic Delivery

The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Secretary of the Company to request paper copies of these documents.

Other Agreements

You agree, as a condition of this grant of Restricted Stock, that you will execute such document(s) as necessary to become a party to any shareholder agreement or voting trust as the Company may require.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                             hereby sells, assigns and transfers unto Accellent Inc. (the “Company”),                              (                    ) shares of common stock of the Company represented by Certificate No.     herewith and does hereby irrevocable constitute and appoint                              Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:                        , 2005

Print Name

Signature

Spouse Consent (if applicable)

                                              (Purchaser’s spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the shares of common stock of the Company.

Signature

INSTRUCTIONS:  PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE.

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.                                       The name, address and social security number of the undersigned:

Name:

Address:

Social Security No. :

2.                                       Description of property with respect to which the election is being made:

                                   shares of common stock, par value $.      per share, Accellent Inc., (the “Company”).

3.                                       The date on which the property was transferred is                            , 2005.

4.                                       The taxable year to which this election relates is calendar year 2005.

5.                                       Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company.  The shares of stock are subject to forfeiture under the terms of the Agreement.

6.                                       The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $                        per share, for a total of $                        .

7.                                       The amount paid by taxpayer for the property was $                         .

8.                                       A copy of this statement has been furnished to the Company.

Dated:	, 2005

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:(1)

1.                                       You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

2.                                       At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3.                                      You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

(1)                                  Whether or not to make the election is your decision and may create tax consequences for you.  You are advised to consult your tax advisor if you are unsure whether or not to make the election.